EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement of NewBridge Bancorp on Form S-4 (the “Registration Statement”), of our report dated March 26, 2012, relating to our audit of the financial statements of Patriot State Bank as of and for the years ended December 31, 2011 and December 31, 2010.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC
Charlotte, North Carolina
February 3, 2014